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                                                                   EXHIBIT 23.3

                              November 17, 1997


               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING

     We hereby consent to the filing of our opinion to Citizens National Bank and Trust Company, Port Richey, Florida, as an exhibit to the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 of Gulf West Banks, Inc. and to the reference to us and to our opinion in the Proxy Statement-Prospectus that forms part of the Registration Statement. In giving this opinion we do not concede that we are within any category of persons whose consent is required in the Registration Statement.



                                    /s/ Alex Sheshunoff & Co.
                                        Investment Banking


                                        Alex Sheshunoff & Co.
                                        Investment Banking